UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2009 (May 13, 2009)

LINN ENERGY, LLC
 (Exact name of registrant as specified in its charters)
Delaware	000-51719	65-1177591
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

600 Travis, Suite 5100
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 840-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 13, 2009, Linn Energy, LLC (the “Company”) issued a press release announcing a the pricing of a public offering by the Company of 5,500,000 units representing limited liability company interests of the Company pursuant to an effective shelf registration statement on Form S-3ASR filed with the Securities and Exchange Commission.  A copy of the press release is attached hereto as exhibit 99.1.

On May 13, 2009, the Company also issued a press release announcing the pricing of a private offering by the Company and its subsidiary, Linn Energy Finance Corp., of $250 million in aggregate principal amount of senior unsecured notes due 2017.   A copy of the press release is attached hereto as exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release Regarding Public Units Offering of Linn Energy, LLC dated May 13, 2009
99.2	Press Release Regarding Private Notes Offering of Linn Energy, LLC dated May 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

Date: May 14, 2009	By:	/s/ CHARLENE A. RIPLEY
Charlene A. Ripley
Senior Vice President, General Counsel and
Corporate Secretary